                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:
     [X] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [ ] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                           THE METZLER GROUP, INC.
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                (Name of Registrant as Specified in its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:


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     (2) Aggregate number of securities to which transaction applies:


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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


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     (4) Proposed maximum aggregate value of transaction:


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     (5) Total fee paid:

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:


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     (2) Form, Schedule or Registration Statement No.:


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     (3) Filing Party:


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     (4) Date Filed:


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

                            THE METZLER GROUP, INC.
                         520 LAKE COOK ROAD, SUITE 500
                           DEERFIELD, ILLINOIS 60015

                                                                November 7, 1997

Dear Stockholder:

     It is my pleasure to invite you to a Special Meeting of Stockholders of The Metzler Group, Inc. The meeting will be held at 9:00 a.m. on Friday, November 21, 1997, at the Company's principal offices, located at 520 Lake Cook Road, Suite 500, Deerfield, Illinois.


     As explained further in the accompanying Notice of Special Meeting of Stockholders and Proxy Statement, the items which will be discussed during the Special Meeting consist of proposals to amend the Company's Amended and Restated Certificate of Incorporation and its Incentive Plan. It is important that you vote your shares whether or not you plan to attend the Special Meeting. To be sure your vote is counted, we urge you to carefully review the Proxy Statement and vote your shares. PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE AS SOON AS POSSIBLE. If you attend the Special Meeting and wish to vote in person, the ballot that you submit at the Special Meeting will supersede your proxy.


     I look forward to seeing you at the Special Meeting. On behalf of the management and directors of The Metzler Group, Inc., I want to thank you in advance for your continued support and confidence in us.

                                           Sincerely,
                                           /s/ ROBERT P.MAHER

                                           ROBERT P. MAHER
                                           Chairman of the Board, President and
                                           Chief Executive Officer

                            THE METZLER GROUP, INC.
                         520 LAKE COOK ROAD, SUITE 500
                           DEERFIELD, ILLINOIS 60015

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER 21, 1997

To the Stockholders of The Metzler Group, Inc.:

     A Special Meeting of Stockholders of The Metzler Group, Inc., a Delaware corporation (the "Company"), will be held at the Company's principal office, located at 520 Lake Cook Road, Suite 500, Deerfield, Illinois, on Friday, November 21, 1997, at 9:00 a.m. local time for the following purposes, as more fully described in the accompanying Proxy Statement:

     The Special Meeting is for the following purposes:


        (1) To consider and vote upon a proposed amendment to the Company's Amended and Restated Certificate of Incorporation to increase the Company's total authorized common stock to 75,000,000 shares;


        (2) To consider and vote upon a proposed amendment to the Company's Incentive Plan (i) to increase the number of shares of the Company's common stock available for issuance pursuant to the Incentive Plan to 2,000,000 shares and (ii) to provide for adjustments from time to time in the number of shares available for issuance pursuant to the Incentive Plan so that the number of shares available for issuance under the Incentive Plan remains at a constant 15% of the number of outstanding shares of the Company common stock; and

        (3) To transact such other business as may properly come before the Special Meeting or any adjournments thereof.

     Stockholders of record of the Company's common stock, par value $0.001 per share, at the close of business on November 3, 1997, the record date fixed by the Board of Directors, are entitled to notice of, and to vote at, the Special Meeting, as more fully described in the Proxy Statement. For ten days prior to the Special Meeting, a list of stockholders entitled to vote at the Special Meeting with the address of and number of shares held by each will be kept on file at the offices of the Company at 520 Lake Cook Road, Suite 500, Deerfield, Illinois and at the offices of the Company's transfer agent, Harris Trust and Savings Bank, located at 311 W. Monroe Street, Chicago, Illinois, and will be subject to inspection by any stockholder at any time during usual business hours. The list will also be available for inspection by any stockholder during the Special Meeting.

     Stockholders who cannot attend are urged to sign, date and otherwise complete the enclosed proxy card and return it promptly in the envelope provided. Any stockholder giving a proxy has the right to revoke it at any time before it is voted.

                                          For the Board of Directors,

                                          /s/ Barry S. Cain

                                          BARRY S. CAIN
                                          Assistant Secretary

Deerfield, Illinois
November 7, 1997

                            THE METZLER GROUP, INC.
                         520 LAKE COOK ROAD, SUITE 500
                           DEERFIELD, ILLINOIS 60015

                             ---------------------
                                PROXY STATEMENT
                             ---------------------

     The following information is provided in connection with the solicitation of proxies for a Special Meeting of Stockholders of The Metzler Group, Inc., a Delaware corporation ("Metzler" or the "Company"), to be held on November 21, 1997, and adjournments thereof (the "Special Meeting"), for the purposes stated in the Notice of Special Meeting of Stockholders preceding this Proxy Statement.

                                VOTING OF SHARES

     This Proxy Statement and the accompanying proxy card are being mailed to stockholders, beginning on or about November 7, 1997, in connection with the solicitation of proxies on behalf of the Board of Directors of Metzler (the "Board") for the Special Meeting. Proxies are solicited to give all stockholders of record on November 3, 1997 (the "Record Date"), an opportunity to vote on matters to be presented at the Special Meeting. Shares can be voted at the Special Meeting only if the stockholder is present or represented by proxy.


     Each share of the Company's common stock, par value $0.001 per share (the "Common Stock"), represented at the Special Meeting is entitled to one vote on each matter properly brought before the meeting. Please specify your choices by marking the appropriate boxes on the enclosed proxy card and signing it. The proposal to amend the Company's Amended and Restated Certificate of Incorporation (the "Certificate") shall be determined by the vote of the holders of a majority of the outstanding shares of Common Stock. The proposal to adopt the First Amendment to The Metzler Group, Inc. Long Term Incentive Plan shall be determined by the vote of the holders of a majority of the shares of Common Stock outstanding and present in person or by proxy at the Special Meeting. If no directions are given and the signed card is returned, the persons named in the proxy card will vote the shares in favor of both of the proposals, and at their discretion on any other matter that may properly come before the Special Meeting in accordance with their best judgment. If a broker or other nominee holding shares for a beneficial owner does not vote on a proposal (broker non-votes), the shares will not be counted in determining the number of votes cast. Stockholders voting by proxy may revoke that proxy at any time before it is voted at the Special Meeting by delivering to the Company a proxy bearing a later date or by attending in person and casting a ballot.


     YOUR VOTE IS IMPORTANT. PLEASE RETURN YOUR MARKED AND SIGNED PROXY CARD PROMPTLY SO YOUR SHARES CAN BE REPRESENTED, EVEN IF YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON.

     As of the Record Date, 13,289,088 shares of Common Stock were issued and outstanding.

                    ITEM NO. 1 -- AMENDMENT OF THE COMPANY'S

                          CERTIFICATE OF INCORPORATION


     In October 1997, the Board of Directors proposed and recommended for adoption by the Company's stockholders an amendment to the Certificate that would increase the Company's total authorized Common Stock from 15,000,000 shares to 75,000,000 shares. No change will be made to the number of authorized shares of Preferred Stock, none of which are currently outstanding. The Company's stockholders are asked to approve this amendment.


DISCUSSION OF THE PROPOSAL

     The proposed amendment provides that paragraph A of Article Four of the Certificate be amended to read in its entirety as follows:

       AUTHORIZED SHARES. The total number of shares of all classes of stock which the Corporation shall have authority to issue is seventy-eight million (78,000,000), consisting of seventy-five million (75,000,000) shares of Common Stock, $.001 par value per share (the "Common Stock"), and three million (3,000,000) shares of Preferred Stock, $.001 par value per share (the "Preferred Stock").


     As of October 31, 1997, there were 13,289,088 shares of Common Stock issued and outstanding, and a total of 1,681,608 shares reserved for issuance under the Company's Stock Purchase Plan and the Company's Incentive Plan. Consequently, 29,304 shares of Common Stock were available for future issuance as of such date.



     The Board of Directors believes that it is desirable for the Company to have available additional authorized but unissued shares of Common Stock to provide the Company with shares of Common Stock to be used for general corporate purposes, future acquisitions and equity financings. Since the Company's initial public offering, it has issued a total of 2,697,760 shares, and issued options to acquire approximately 320,000 shares of Common Stock, in connection with three acquisitions. Approval of the proposed amendment now will eliminate the delays and expense which otherwise would be incurred if stockholder approval were required to increase the authorized number of shares of Common Stock for possible future transactions involving the issuance of additional shares. An increase in the number of authorized shares will also increase the number of shares which may be reserved and subsequently issued pursuant to the Incentive Plan and other employee benefit plans. Additional issuances of Common Stock will also increase the public float, and therefore the liquidity of the Common Stock for all holders. In addition, in light of the Company's stock price performance, the Company's Board of Directors is currently considering effecting a stock split. Such stock split would not be possible unless the authorized number of shares were increased.


     Effect Of Increase. The additional shares of Common Stock may be issued, subject to certain exceptions, by the Board of Directors at such times, in such amounts and upon such terms as the Board may determine without further approval of the stockholders. The Company's current stockholders could suffer a dilution of voting rights, net income and net tangible book value per share of the Common Stock as the result of any such issuance of Common Stock depending on the number of shares issued and the purpose, terms and conditions of the issuance. The additional shares of Common Stock could have an "anti-takeover" effect in that they could discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise and could make the removal of the present management of the Company more difficult. Such shares could be issued for the purpose of making more difficult, time-consuming or costly an acquisition of a controlling interest in the Company deemed undesirable by the Board of Directors, even if such acquisition is desired by certain stockholders of the Company. The Company's stockholders have no preemptive rights to subscribe for additional shares when issued.

VOTE REQUIRED; DIRECTORS' RECOMMENDATION

     Approval of the proposed amendment requires the affirmative vote of the holders of a majority of the shares of Common Stock outstanding as of the Record Date. THE BOARD OF DIRECTORS RECOMMENDS THAT

STOCKHOLDERS VOTE FOR THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE COMPANY'S TOTAL AUTHORIZED COMMON STOCK. THE PROXIES SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS WILL BE VOTED FOR APPROVAL OF THE AMENDMENT, UNLESS A CONTRARY CHOICE IS SPECIFIED IN THE PROXY.

                    ITEM NO. 2 -- AMENDMENT OF THE COMPANY'S
                                 INCENTIVE PLAN

     The Board of Directors of the Company has adopted, subject to stockholder approval, the First Amendment to the Metzler Group, Inc. Long-Term Incentive Plan (the "Incentive Plan"). In the event that stockholder approval is received, the Incentive Plan would be amended as set forth in Appendix A.

DISCUSSION OF PROPOSAL

     The main purpose for amending the Incentive Plan is to increase the number of shares available for grant thereunder.

     Under the Incentive Plan, a total of 1,300,000 shares of common stock have currently been reserved for issuance, subject to adjustment on the first day of each calendar year by 10% of the increase in the number of shares of common stock of the Company outstanding on December 31 of the preceding year over the number of shares of common stock outstanding on January 1 of the preceding calendar year. Because of the Company's decision to make the Incentive Plan available to greater numbers of employees (and broader classes of employees), the need to issue options in connections with acquisitions and the Company's anticipated needs for flexibility in compensating its key employees in the future and otherwise as needed to sustain future growth in the Company's operations, in October 1997, the Board of Directors adopted, subject to stockholder approval, an amendment to increase to 2,000,000 the aggregate number of shares reserved for issuance under the Incentive Plan. In addition, the First Amendment provides further that the number of shares available for issuance pursuant to the Incentive Plan shall be automatically adjusted from time to time to ensure that a constant 15% of the number of outstanding shares of the Company's Common Stock is available for issuance, or have been issued under the Incentive Plan.

     The Company's business depends entirely upon the efforts of its employees. The Company's Board of Directors and management have determined that broad equity ownership, through stock options, is an appropriate mechanism to correlate the interests of employees and stockholders, to reward employees for performance, and, through period vesting over time, incentivize and reward employee retention.

     In addition, the Company intends to consider acquisitions as a part of its consolidation strategy. Because the acquisitions may involve both the issuance of additional shares of Common Stock as consideration and an increase in the number of employees, the Board of Directors considered it appropriate to provide that the number of shares available for grant under the Incentive Plan would be automatically increased in proportion to additional share issuances.


     As of October 15, 1997, the market value of the 700,000 additional shares proposed to be reserved under the Incentive Plan was $25,900,000. Cash payments received by the Company under the Incentive Plan will be used for general corporate purposes. No more than 200,000 shares may be granted under the Incentive Plan in any one calendar year to any one employee.


DESCRIPTION OF THE PLAN

  General


     The purpose of the Incentive Plan, which was originally adopted by the Board of Directors of the Company and approved by the stockholders in June 1996, is to assist the Company in attracting and retaining key employees, and also independent contractors, non-employee directors and consultants, and to give such persons a greater proprietary interest in, and closer identity with, the Company and its financial success. The Incentive Plan authorizes the Company to make grants ("Awards") of Incentive Stock Options (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")), Non-Qualified (or non-statutory) Stock Options (the Incentive and Non-Qualified Stock Options issued under the Incentive

Plan are referred to collectively as "Options"), Restricted Stock, Stock Appreciation Rights ("SARs"), Performance Awards and Cash Awards.

     The Incentive Plan is administered by a committee of the Board of Directors consisting of two or more Board members (the "Committee"). The Committee has complete discretion to determine which employees and non-employees will be recipients of Awards under the Incentive Plan (the "Participants") and to establish the terms, conditions and limitations of each Award (subject to the terms of the Incentive Plan and the applicable provisions of the Code), including the type and amount of the Award, the number of shares of common stock to be subject to Options or Restricted Stock, or the amount of cash to be included in the Award, the exercise price of any Options and the date or dates upon which the Options become exercisable or upon which any restrictions applicable to any common stock included in the Award lapse. The Committee also has full power to construe and interpret the Plan and the Awards granted under the Plan, and to establish rules and regulations necessary or advisable for its administration.


     Awards under the Incentive Plan may be granted to employees, as well as to directors, consultants, advisers and independent contractors ("Key Non-Employees"), of the Company and its subsidiaries. The Committee will determine whether a particular employee or Key Non-Employee qualifies for an award. Awards may be granted to a prospective employee, conditioned upon such person becoming an employee.


     The Board may amend the Plan in any respect, except that the following changes may not be made without stockholder approval: (i) the maximum number of shares available for Awards may not be increased except upon stock splits and dividends, combinations and similar events, (ii) the requirements as to eligibility may not be materially modified, (iii) the benefit to participants may not be materially increased, (iv) the period during which Incentive Options may be granted or exercised may not be extended, and (v) the class of employees eligible to receive Incentive Options may not be modified.

  Terms and Conditions of Awards under the Incentive Plan


     Awards under the Incentive Plan may consist of any combination of one or more Incentive or Non-Qualified Options, Restricted Stock, SARs, Performance Awards or Cash Awards, on a stand alone, combination or tandem basis. The Committee may specify that Awards other than Options will be paid in cash, shares of Common Stock, or a combination of cash and common stock.


     The Committee is permitted to cancel any unexpired, unpaid, unexercised or deferred Awards at any time if a Participant (a) provides services for a competitor, (b) discloses confidential Company information, or (c) fails to disclose and convey to the Company any invention or idea developed by the Participant during employment by the Company and relating to the business of the Company. Unless otherwise described below for Options, or as may be provided in the Award, all unexpired, unpaid, unexercised or deferred Awards will be canceled immediately if a Participant ceases his or her employment with the Company and its subsidiaries, except for (a) retirement under a Company retirement plan, (b) retirement in the best interest of the Company (as determined by the Company's chief executive or other designated senior officer), or (c) termination of the Participant's employment upon his or her death or disability. Upon retirement under a Company retirement plan or termination in the best interests of the Company, the Committee may permit Awards to continue, and may accelerate exercisability and vesting. Upon the death or disability of a Participant, his or her estate or beneficiaries (or the Participant in the case of disability) may exercise or receive benefits under the Award until the original expiration date as provided in the Award (or within one year in the case of Options) and the Committee may in its discretion accelerate the vesting or terminate the restrictions to which the Award is subject.


     Upon any change in the nature or number of outstanding shares of common stock due to stock split, stock dividend, reorganization or similar event, adjustments will be made to the numbers of shares and the applicable exercise and base prices under outstanding Awards to prevent dilution or enlargement of the Awards previously granted.


     Both Incentive and Non-Qualified Options may be granted pursuant to the Incentive Plan. Incentive Options must have an exercise price per share equal to at least the fair market value of a share at the time the Award is granted. As required by the Code, if an Incentive Option is granted to a Participant who owns more than ten percent of the voting power of the Company (a "Significant Stockholder"), then the exercise price per share will be not less than one hundred ten percent (110%) of fair market value on the date of grant. Fair market value equals the closing sales price of the Common Stock on the date of grant. The exercise price for Non-Qualified Options will be determined by the Committee in its sole discretion on the date of grant, and, except as may be determined to be appropriate by the Committee pursuant to Section 162(m) of the Code, may be less than fair market value. The maximum term of all Incentive Options granted under the Incentive Plan is ten years. (Incentive Options granted to a Significant Stockholder have a maximum term of five years.) The term of Non-Qualified Options may be set by the Committee in its discretion. No Options may be granted more than ten years from the date the Incentive Plan was adopted. Except as otherwise determined by the Committee, all Options are non-transferable and may be exercised during a Participant's lifetime only by the Participant.


     At the time an Option is awarded, the Committee will specify the date or dates upon which the Option, or portions of the Option, becomes exercisable. The permissible manner of payment for the purchase price upon exercise of the Option (such as cash, check, the transfer of previously owned, fully paid shares, or through a "cashless" exercise) will be set by the Committee in the particular Award agreement or by general rules.


     A Participant who ceases to be an employee or Key Non-Employee of the Company or its subsidiaries for any reason other than death, disability or termination "for cause" will be permitted to exercise any Option, to the extent it was exercisable on the date of such cessation, but only within three months of such cessation. A Participant who is terminated for "cause," as defined in the Incentive Plan, will immediately lose all rights to exercise any Options. If a Participant dies, his or her estate or personal representative may exercise the Option, to the extent it was exercisable on the date of death. If a Participant becomes permanently disabled, he or she may exercise an Option to the extent it was exercisable at the time of the onset of the disability or, if the Option vests periodically, to the extent it would have been exercisable as of the next vesting date. In the case of either death or disability, the Option must be exercised within twelve (12) months after the date of death or onset of disability, and prior to the original expiration date of the Option.



     The Committee may award shares of Common Stock (or grant an Award denominated in units of common stock) on a restricted basis. The terms of a Restricted Stock Award, including the consideration, if any, to be paid by the Participant to acquire the stock and the restrictions placed upon such shares and the time or times or event or events upon which such restrictions will lapse, will be determined by the Committee at the time the Award is made and will be described in the Award agreement. After the Restricted Stock is awarded, the Participant will be a stockholder with respect to such stock, and will have rights to vote and receive dividends with respect to such stock. Shares of Restricted Stock may not be transferred, assigned or pledged prior to the lapse of the applicable restrictions. The Committee, in its discretion, may accelerate the date on which the restrictions lapse.



     The Committee may award SARs either alone, in tandem or in combination with an Option or other Award. An SAR will permit the Participant to receive, upon exercise, cash or shares of Common Stock equal in value to the excess of the fair market value of a share of Common Stock as of the exercise date over the base price set by the Committee at the time the SAR is granted, multiplied by the number of shares of common stock then being exercised under the SAR. The base price will be at least the fair market value of a share of Common Stock on the date of grant, unless a lower base price is approved by the Board of Directors. SARs will become exercisable upon the date or dates, or the occurrence of the events, set by the Committee at the time of grant. An SAR may only be exercised by the Participant or, if applicable, by the Participant's personal representative.



     Under the provisions of the Incentive Plan, all members of the Board of Directors who are not employees of the Company will receive an Option to purchase 9,000 shares. The Option will be granted on the date such person is first elected to the Board. Each continuing non-employee member of the Board of Directors will receive an additional Award of an Option to purchase 9,000 shares upon reelection and qualification as a non-employee member of the Board of Directors. Each Option issued to a non-employee member of the Board of Directors will become exercisable in equal annual installments on the first through third anniversaries of the date of grant; provided, however, each such Option will become immediately exercisable if the non-employee director ceases to be a director because of death or disability.


     The Committee may award Performance Awards or Cash Awards under the Incentive Plan, subject to restrictions and conditions and other terms as determined by the Committee at the time of the Award. The Committee may use business criteria and other measures of performance it deems appropriate in establishing any conditions, and may exercise its discretion to increase or decrease the amounts payable under any Awards subject to performance conditions, except as otherwise may be limited in the case of a Performance Award intended to qualify under Code sec.162(m). A Performance or Cash Award will be subject to cancellation or forfeiture upon the terms set forth above.

  Federal Income Tax Effects

     Under the Code, as presently in effect, the grant of an Option or SAR or the award of Restricted Stock under the Incentive Plan will not generate federal income to a Participant or a deduction to the Company.


     Upon exercise of a Non-Qualified Option or an SAR, the Participant will normally be deemed to have received ordinary income in an amount equal to the difference between the exercise price for the Option and the fair market value of the Common Stock on the exercise date or, in the case of an SAR, equal to the amount of payment received from the Company (less any exercise price, if applicable). The Company will be entitled to a tax deduction in the same amount as is recognized by the Participant at the same time, provided the Company includes and reports such amounts on a timely filed Form W-2 or Form 1099-MISC (or similar such IRS form filing). Upon a disposition of shares acquired upon exercise of a Non-Qualified Option, any amount received in excess of the market value of the shares at the time of exercise of the Option generally will be treated as long-term or short-term capital gain, depending on the holding period of the shares. The Company will not be entitled to any tax deduction upon such subsequent disposition.


     In the case of Incentive Options, the Participant recognizes no ordinary income on the date of grant or exercise. If the Participant holds the stock acquired through exercise of an Incentive Option for one year from the date of exercise and two years from the date of grant, the Participant will thereafter recognize long-term capital gain or loss upon a subsequent sale of the stock, based on the difference between the Incentive Option's exercise price and the sale price. If the stock is sold before the requisite holding period, the Participant will recognize ordinary income based upon the difference between the exercise price and the lesser of the sales price or the fair market value upon the date of exercise. The Company generally will be allowed a business expense deduction only if, and to the extent, the Participant recognizes ordinary income.

     For Awards of Restricted Stock, the fair market value of the stock is not taxable to the Participant as ordinary income until the year the Participant's interest is freely transferable or no longer subject to a substantial risk of forfeiture. Section 83 of the Code, however, permits a Participant to elect to have the fair market value of the stock taxed as ordinary income in the year the Award if received. Dividends on Restricted Stock are treated as ordinary income at the time paid. The Company generally will be entitled to a deduction equal to the amount of ordinary income recognized by the Participant.

     Upon the grant of a Performance or Cash Award, the Participant will recognize ordinary income equal to the amount of the award, which amount will be includable in the Participant's taxable income in the year such cash award is paid. The Company will be entitled to a deduction in the same year equal to the amount of the Award.

VOTE REQUIRED; DIRECTORS' RECOMMENDATION


     The First Amendment to the Incentive Plan became effective on November 1, 1997 by Board resolution, subject to approval by the Company's stockholders. Accordingly, approval of the First Amendment to the Incentive Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock outstanding and present in person or by proxy at the Special Meeting. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE FIRST AMENDMENT TO THE INCENTIVE PLAN. THE PROXIES SOLICITED BY AND ON

BEHALF OF THE BOARD OF DIRECTORS WILL BE VOTED FOR APPROVAL OF THE INCENTIVE PLAN, UNLESS A CONTRARY CHOICE IS SPECIFIED IN THE PROXY.

                    OTHER MATTERS TO COME BEFORE THE MEETING

     If any matter not described herein should properly come before the Special Meeting, the persons named in the proxy card will vote the shares in accordance with their best judgment. At the same time this Proxy Statement went to press, the Company knew of no other matters which might be presented for stockholder action at the Special Meeting.

                    STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE
                         OFFICERS AND PRINCIPAL HOLDERS

     The following table sets forth certain information regarding the beneficial ownership of Common Stock as of October 31, 1997 by: (i) each person known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock; (ii) each of the Company's directors; (iii) each of the Named Executive Officers; and (iv) all directors and executive officers of the Company as a group. (Each person named below has an address in care of the Company's principal executive offices.) The Company believes that each person named below has sole voting and investment power with respect to all shares of Common Stock shown as beneficial owned by such holder, subject to community property laws where applicable.


                                                              SHARES BENEFICIALLY
                                                                    OWNED(1)
                                                              --------------------
                  NAME OF BENEFICIAL OWNER                     NUMBER      PERCENT
                  ------------------------                    ---------    -------
Lloyd Harvego...............................................  1,497,593     11.3
David J. Donovan............................................  1,060,000      8.0
Stephen R. Goldfield........................................  1,060,000      8.0
Gerald R. Lanz..............................................  1,060,000      8.0
James T. Ruprecht...........................................  1,060,000      8.0
Robert P. Maher.............................................    943,429      7.1
Richard J. Metzler(2).......................................    600,000      4.5
James F. Hillman............................................         --       --
Peter B. Pond...............................................         --       --
Mitchell H. Saranow.........................................         --       --
All Directors and Executive Officers as a group (6
  persons)..................................................  3,063,429      2.3


---------------

(1) Applicable percentage of ownership as of October 31, 1997 is based upon shares of Common Stock outstanding. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to the shares shown as beneficially owned.

(2) Mr. Metzler maintains control over 250,000 shares held of record by Metzler Family Investments, L.P., in his capacity as general partner.

                               VOTING PROCEDURES


     Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Special Meeting of Stockholders. Votes that are withheld and broker non-votes will not be counted in determining the number of votes cast.

                            SOLICITATION OF PROXIES

     All expenses incident to the solicitation of proxies by the Company will be paid by the Company. Solicitation may be made personally, or by telephone, telegraph or mail, by one or more employees of the Company, without additional compensation. The Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in forwarding copies of solicitation material to beneficial owners of Common Stock held of record by such persons.

     The above Notice of Special Meeting and Proxy Statement are sent by order of the Company's Board of Directors.

                                          /s/ Barry S. Cain
                                          BARRY S. CAIN
                                          Assistant Secretary

Deerfield, Illinois

November 7, 1997

                                                                      APPENDIX A

                    Text of Amendment to the Incentive Plan

                             FIRST AMENDMENT TO THE
                              METZLER GROUP, INC.
                            LONG-TERM INCENTIVE PLAN

     The Metzler Group, Inc. Long-Term Incentive Plan shall be amended, effective November 1, 1997, as follows:

     The first paragraph of Article III ("SHARES SUBJECT TO THE PLAN") shall be amended to read as follows:

        The aggregate number of Shares as to which Awards may be granted from time to time shall be Two Million (2,000,000) Shares (subject to adjustments for stock splits, stock dividends, and other adjustments described in Article XVIII hereof); provided, however, that the number of Shares available for issuance under the Plan shall automatically increase, but not decrease, on a continuing basis by an amount equal to fifteen percent (15%) of the increase from time to time, in the number of shares of the capital stock of the Company then outstanding. No Incentive Options may be granted on the basis of the additional Shares resulting from such increases.

     This First Amendment is adopted effective the 1st day of November, 1997.

                                          THE METZLER GROUP, INC.

                                          By:
                                          --------------------------------------

                                          Its:
                                          --------------------------------------

THE METZLER GROUP, INC. SPECIAL MEETING TO BE HELD ON 11/21/97 AT 09:00 A.M. CDT FOR HOLDERS AS OF 11/3/97
  34147         10-0207

CUSIP: 592903108
                                                CONTROL NO.
DIRECTORS

                                                                                                 DIRECTORS
PROPOSAL(S)                                                                                      RECOMMEND
-----------                                                                                      ---------
    1 - APPROVAL OF AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO
        INCREASE THE TOTAL AUTHORIZED COMMON STOCK -------------------------------------->>>      FOR  --->>>

    2 - APPROVAL OF THE FIRST AMENDMENT TO THE INCENTIVE PLAN --------------------------->>>      FOR  --->>>


*NOTE* SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF

--------------------------------------------------------------------------------

                                THE METZLER GROUP, INC.
                                11/21/97 AT 09:00 A.M. CDT


                                             DIRECTORS
                                    (MARK "X" FOR ONLY ONE BOX)


   FOR    AGAINST    ABSTAIN

1  /X/      /X/       /X/       PLEASE INDICATE YOUR PROPOSAL SELECTION BY
                                FIRMLY PLACING AN "X" IN THE APPROPRIATE   /X/
                                NUMBERED BOX WITH BLUE OR BLACK INK ONLY

   DO       NOT       USE       SEE VOTING INSTRUCTION NO.   ON REVERSE
                                                          --
   DO       NOT       USE       ACCOUNT NO:

   FOR    AGAINST    ABSTAIN    CUSIP: 592903108

2  /X/      /X/       /X/       CONTROL NO:

   DO       NOT       USE       CLIENT NO:

   DO       NOT       USE       PLACE "X" HERE IF YOU PLAN TO
                                VOTE YOUR SHARES AT THE MEETING

   FOR    AGAINST    ABSTAIN

   DO       NOT       USE

   DO       NOT       USE

   DO       NOT       USE

   FOR    AGAINST    ABSTAIN

   DO       NOT       USE

   DO       NOT       USE

   DO       NOT       USE

   FOR    AGAINST    ABSTAIN

   DO       NOT       USE       [BAR CODE]

   DO       NOT       USE

   DO       NOT       USE

                                                                /
                                -------------------------------   ------,---
                                SIGNATURE(S)                      DATE